EXHIBIT 99.1

Citizens Community Bancorp, Inc. to Acquire United Bank from United Bancorporation, and Entered into Securities Purchase Agreements for a Private Placement of Preferred Stock

Eau Claire, WI and Osseo, WI -- June 21, 2018 - Citizens Community Bancorp, Inc. (NASDAQ: CZWI) (“Citizens”), the parent company of Citizens Community Federal, N.A. (“CCFBank”), and United Bancorporation (“United”), the parent company of United Bank, today jointly announced the execution of an agreement and plan of acquisition (the “Agreement”) whereby Citizens will acquire United Bank from United Bancorporation in a cash transaction valued at approximately $50.7 million. Located in northwest Wisconsin, United Bank is a full-service community bank with branches in Osseo, Strum, Eleva, Ettrick, Eau Claire and Mondovi. As of March 31, 2018, United Bank had $281 million in total assets. The combined franchise is expected to strengthen the presence and capacity of Citizens in the Chippewa Valley, providing stable, low cost funding to support loan growth, while creating operating efficiencies.

The board of directors of both companies approved the transaction, which is subject to customary conditions, including the approvals of bank regulatory agencies.

Key Acquisition and Financial Impact Highlights:

•	CCFBank will rank as the largest community bank by total assets headquartered in the Chippewa Valley Region / Greater Eau Claire market.

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The merger provides CCFBank with a stable low-cost deposit base to support organic growth opportunities throughout Wisconsin and Minnesota. The merger also provides more originated commercial loans and lessens the combined composition of legacy indirect paper loans.

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As of March 31, 2018, Citizens had $940 million in assets, while United Bank had $281 million in assets, $214 million in loans, $240 million in deposits and $30 million in shareholders’ equity. The combined company is expected to have about $1.2 billion in assets through 28 locations.

•	This cash transaction is valued at approximately $50.7 million.

•	The acquisition leverages existing local infrastructure for greater efficiencies.

•	The transaction is expected to be immediately accretive to earnings and results in a tangible book value dilution earn back of approximately 4.4 years.

•	Estimated cost savings are projected to be greater than 40% of United Bank's operating expenses.

“We are excited about this opportunity to combine two independent community banking franchises into one of the largest banks in northwest Wisconsin,” stated Stephen Bianchi, President and CEO of Citizens. “The pooling of our personnel, resources and knowledge will allow us to make “More Possible” through enhanced capabilities, operational efficiencies, and community outreach. It will also provide us with deeper product offerings and increased lending capacity to better serve our clients and our communities. We believe this acquisition will enhance shareholder value as we increase our franchise beyond the $1 billion threshhold in assets and continue to grow core earnings on a per share basis. We expect the merger to close in the fourth quarter of calendar 2018 and the consolidated operation to be accretive to earnings immediately.”

“Our team looks forward to growing and thriving with the Citizens team,” said Trevor Bohland, United Bank's President and Chief Executive Officer, who will join CCFBank's Senior Management team post-acquisition. “Given the challenges and opportunities of community banking today, the combined bank will be better positioned to meet the needs of our communities versus operating as two independent organizations. We share a common set of values and a vision that will provide significant benefits to our customers and shareholders.”

“United Bank brings $281 million in assets, $240 million in deposits and $214 million in loans to the Citizens franchise,” said Bianchi. “The transaction is a transformative event for us in the Chippewa Valley, as it improves both the balance and mix of our deposit base and loan portfolio, improves our margins and earnings outlook and expands our franchise in our largest key market.”

FIG Partners, LLC acted as financial advisor to Citizens in the transaction and delivered a fairness opinion to the Board of Directors of Citizens, and Briggs & Morgan, P.A. served as outside legal counsel to Citizens. Hovde Group, LLC acted as financial advisor to the Board of United, and Ballard Spahr LLP, served as legal counsel to United.

Private Placement of Series A Preferred Stock

On June 20, 2018, Citizens also entered into a securities purchase agreement and a registration rights agreement with each of a limited number of institutional and other accredited investors, including certain officers and directors of Citizens (collectively the “Purchasers”), pursuant to which the Company expects to sell an aggregate of 500,000 shares of the Company’s Series A Mandatorily Convertible Non-Cumulative Non-Voting Perpetual Preferred Stock, par value $0.01 per share, (the “Series A Preferred Stock”), in a private placement (the “Private Placement”) at $130 per share, for aggregate gross proceeds of $65 million. FIG Partners, LLC served as Senior Placement agent for the Private Placement and Hovde Group, LLC served as Co-Placement Agent.

Each share of Series A Preferred Stock will be mandatorily convertible into ten shares of common stock following receipt of stockholder approval of the issuance of the shares of common stock into which the Series A Preferred Stock is expected to be converted.  Citizens will be required to hold a special meeting of stockholders for purposes of a stockholder vote regarding approval of issuance of the shares of common stock into which the Series A Preferred Stock is expected to be converted.

Citizens intends to use the net proceeds from the Private Placement to finance a portion of the acquisition of United Bank and pay related expenses, to support its capital ratios in connection with the acquisition, and for general corporate purposes, including organic growth, funding acquisition opportunities, de novo branching into new markets or other organic expansion of our business.
About Citizens Community Bancorp, Inc. and Citizens Community Federal N.A.

Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of Citizens Community Federal N.A., a national bank based in Altoona, Wisconsin, serving customers in Wisconsin, Minnesota and Michigan through 22 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato, MN, and various rural communities around these areas. The company offers traditional community banking services to businesses, Ag operators and consumers, including one-to-four family mortgages. The company’s recently completed merger with Wells Federal Bank of Wells, MN expanded its market share in Mankato and southern Minnesota and added seven branch locations along with expanded services through Wells Insurance Agency.
About United Bancorporation and United Bank
United Bancorporation is a bank holding company organized in 1993 and incorporated in the State of South Dakota. The Company owns 100% of the stock of United Bank. United Bank is a state chartered commercial bank headquartered in Osseo, Wisconsin, with six full service offices. United Bank was founded in 1934 and is a community oriented, full-service retail bank.
No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of any applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information About The Proposed Transaction and Where To Find It
Investors are urged to read the Agreement for a more complete understanding of the terms of the transactions discussed herein.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and Citizens Community Federal N.A. (“CCFBank”). These uncertainties include conditions in the financial markets and economic conditions generally; the possibility of a deterioration in the residential real estate markets; interest rate risk; lending risk; the sufficiency of loan allowances; changes in the fair value or ratings downgrades of our securities; competitive pressures among depository and other financial institutions; our ability to realize the benefits of net deferred tax assets; our ability to maintain or increase our market share; the risk that the proposed transaction may be more difficult, costly or time consuming or that the expected benefits are not realized; failure to obtain applicable regulatory approvals and meet other closing conditions to the proposed transaction on the expected terms and schedule; the risk that if the proposed transaction were not completed it could negatively impact the stock price and the future business and financial results of the Company; difficulties and delays in integrating the acquired business operations or fully realizing cost savings and other benefits; acts of terrorism and political or military actions by the United States or other governments; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or CCFBank; increases in FDIC insurance premiums or special assessments by the FDIC; disintermediation risk; our inability to obtain needed liquidity; our ability to raise capital needed to fund growth or meet regulatory requirements; the possibility that our internal controls and procedures could fail or be circumvented; our ability to attract and retain key personnel; our ability to keep pace with technological change; cybersecurity risks; risks posed by acquisitions and other expansion opportunities; changes in federal or state tax laws; litigation risk; changes in accounting principles, policies or guidelines and their impact on financial performance; restrictions on our ability to pay dividends; and the potential volatility of our stock price. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended September 30, 2017 filed with the Securities and Exchange Commission ("SEC") on December 13, 2017 and the Company's subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.

Contact: Stephen M. Bianchi or James S. Broucek
715-836-9994

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